Exhibit 10.6

THE TIMKEN COMPANY

Nonqualified Stock Option Agreement for

Nonemployee Directors

WHEREAS, ___________ (hereinafter called the “Optionee”) is a Non employee Director (as defined in The Timken Company Long-Term Incentive Plan (the “Plan”) (As Amended and Restated on February 4, 2008) of The Timken Company (hereinafter called the “Company”);

WHEREAS, Section 9 of the Plan authorizes the Company’s Board of Directors (the “Board”) to grant options to purchase Common Shares of the Company to Non employee Directors of the Company, subject to the terms and conditions of the Plan; and

WHEREAS, the execution of a Nonqualified Stock Option Agreement substantially in the form hereof has been authorized by a resolution of the Committee duly adopted on ___________; and

NOW, THEREFORE, the Company hereby grants to the Optionee on this ____ day of __________ (the “Date of Grant”) an Option (the “Option”) pursuant to the Plan to purchase ___________ Common Shares of the Company at a price of ___________ per share (the “Option Price”) which represents the Market Value per Share on the Date of Grant. The Company agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the Option Price in full, subject to the terms and conditions of the Plan and the terms and conditions hereinafter set forth.

1. Vesting of Option. (a) Unless terminated as hereinafter provided, the Option shall be exercisable with respect to all of the Common Shares covered by the Option after the Optionee continuously serves as a Nonemployee Director of the Company for a period of one (1) year following the Date of Grant.

(b) Notwithstanding the provisions of Section 1(a) hereof, the Option shall become immediately exercisable in full upon any change in control of the Company that shall occur while the Optionee is a Nonemployee Director of the Company. For the purposes of this agreement, the term “change in control” shall mean the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either: (A) the then-outstanding Common Shares or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Shares”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a change in control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1(b); or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Shares and Voting Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66 2/3% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Common Shares and Voting Shares of the Company, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(c) Notwithstanding the provisions of Section 1(a) hereof, the Option shall become immediately exercisable in full if the Optionee should (i) retire (within the meaning in the Board’s General Policies & Procedures), (ii) die, (iii) become permanently disabled (within the meaning of the Company’s long-term disability plan) while serving as a Nonemployee Director of the Company, or (iv) otherwise cease to be a Nonemployee Director of the Company for any reason; provided, however, that this Option shall become immediately exercisable in full pursuant to Section 1(c)(iv) only if the Optionee shall have continuously served as a Nonemployee Director for at least six months following the Date of Grant.

(d) To the extent that the Option shall have become exercisable in accordance with the terms of this agreement, it may be exercised in whole or in part from time to time thereafter.

2. Termination of Option. The Option shall terminate automatically and without further notice on the earliest of the following dates:

(a) five years after the date upon which the Optionee ceases to be a Nonemployee Director of the Company or subsidiary for any reason, except death;

(b) one year after the date of the Optionee’s death; or

(c) ten years after the Date of Grant.

3. Payment of Option Price. The Option Price shall be payable (a) in cash in the form of currency or check or other cash equivalent acceptable to the Company, (b) by transfer to the Company of nonforfeitable, unrestricted Common Shares that have been owned by the Optionee for at least six months prior to the date of exercise or (c) by any combination of the methods of payment described in Sections 3(a) and 3(b) hereof. Nonforfeitable, unrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their fair market value as determined by the Committee from time to time. Subject to the terms and conditions of Section 4 hereof, and subject to any deferral election the Optionee may have made pursuant to any plan or program of the Company, the Company shall cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the Option Price in full.

4. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law. To the extent that the Ohio Securities Act shall be applicable to the Option, the Option shall not be exercisable unless the Common Shares or other securities covered by the Option are (a) exempt from registration thereunder, (b) the subject of a transaction that is exempt from compliance therewith, (c) registered by description or qualification thereunder or (d) the subject of a transaction that shall have been registered by description thereunder.

5. Transferability and Exercisability.

(a) Except as provided in Section 5(b) below, the Option including any interest in thereof, shall not be transferable by the Optionee except by will or the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Optionee only by him or, in the event of his legal incapacity to do so, by his guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

(b) Notwithstanding Section 5(a) above, the Option or any interest in thereof, may be transferable by the Optionee, without payment of consideration therefor, to any one or more members of the immediate family of Optionee (as defined in Rule 16a-1(e) under the Exchange Act), or to one or more trusts established solely for the benefit of such members of the immediate family or to partnerships in which the only partners are such members of the immediate family of the Optionee; provided, however, that such transfer will not be effective until notice of such transfer is delivered to the Company; and provided, further, however, that any such transferee is subject to the same terms and conditions hereunder as the Optionee.

6. Adjustments. The Committee shall make any adjustments in the Option Price and the number or kind of shares of stock or other securities covered by the Option that the Committee may determine to be equitably required to prevent any dilution or expansion of the Optionee’s rights under this agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization or partial or complete liquidation involving the Company or (c) other transaction or event having an effect similar to any of those referred to in Section 6(a) or 6(b) hereof. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Committee may provide in substitution of any or all of the Optionee’s rights under this agreement such alternative consideration as the Committee may determine, in good faith, to be equitable under the circumstances.

7. Future Employment with the Company or a Subsidiary. If the Optionee becomes an employee of the Company or a Subsidiary after the Date of Grant while remaining a member of the Board, any Option Rights held under the Plan by the Optionee at the time of commencement of such employment shall not be affected thereby.

8. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Optionee with respect to the Option without the Optionee’s consent.

9. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

10. Processing of Information. Information about the Optionee and the Optionee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Optionee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Optionee’s country or elsewhere, including the United States of America. The Optionee consents to the processing of information relating to the Optionee and the Optionee’s participation in the Plan in any one or more of the ways referred to above.

11. Governing Law. This agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio.

12. Relation to Plan. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

Dated this ____ day of ______________________, 200_

THE TIMKEN COMPANY

By:
William R. Burkhart
Sr. Vice President & General Counsel

Accepted and agreed to: _________________

Dated:_____________________